UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 7, 2024
Star Equity Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave, Suite 101
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 489-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global Market
Series C Participating Preferred Stock, par value $0.0001 per share Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 7, 2024, the Board of Directors (the “Board”) of Star Equity Holdings, Inc. (the “Company”), on the recommendation of the Compensation Committee of the Board, approved and adopted the Company’s 2024 Executive Incentive Bonus Plan (the “2024 Executive Incentive Plan”).
Cash bonus payouts for the Company’s executive officers, pursuant to the 2024 Executive Incentive Plan, will be based on a percentage of base salary and payable based on the achievement of certain performance targets. For each executive officer, the amount of total cash bonus payable under the 2024 Executive Incentive Plan will be based (i) 20% on the attainment of a target measure of Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“AEBITDA”) for the first half of fiscal 2024, (ii) 20% on the attainment of a target measure of AEBITDA for the second half of fiscal 2024, (iii) 10% on the attainment of the corporate expense budget for fiscal 2024, (iv) 25% on the attainment of qualitative strategic company objectives, and (v) 25% on the attainment of qualitative strategic individual objectives.

Item 8.01	Other Events
On August 7, 2024, the Board of the Company authorized a new stock repurchase program (the “2024 Stock Repurchase Program”). Under the 2024 Stock Repurchase Program, the Company is authorized to repurchase up to $1 million of its issued and outstanding shares of common stock.
Repurchases under the 2024 Stock Repurchase Program may be made, from time to time, in amounts and at prices the Company deems appropriate, subject to alternative uses of capital and prevailing market conditions, applicable legal requirements, debt covenants and other considerations. Any such repurchases may be executed using open market purchases, accelerated share repurchase programs, pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, privately negotiated agreements or other transactions, and may be funded from cash on hand, available borrowings or proceeds from potential debt or other capital markets sources. The 2024 Stock Repurchase Program may be modified, extended or terminated by the Company’s Board at any time without prior notice.
Item 9.01.  Financial Statements and Exhibits
(d)  Exhibits:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Equity Holdings, Inc.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr. Chief Executive Officer
Date:     August 12, 2024